                                                                   EXHIBIT 10.11


                        DATED 17TH DAY OF JANUARY 1996



                                    BETWEEN

                           SEGA OZISOFT PTY LIMITED

                                      AND

                    BRILLIANT INTERACTIVE IDEAS PTY LIMITED



                         ASSISTANT MULTIMEDIA SOFTWARE
                         -----------------------------
                      DEVELOPMENT & PRODUCTION AGREEMENT
                      ----------------------------------

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

     THIS AGREEMENT is made the 17th day of January 1996.

     BETWEEN SEGA OZISOFT PTY LIMITED A.C.N. 056 032 476 a company duly incorporated in the State of New South Wales and having its registered office at 200 Coward Street, Mascot in the said State (hereinafter the "Producer") of the first part.

     AND BRILLIANT INTERACTIVE IDEAS PTY LIMITED A.C.N. 061 288 668 a Producer
                 duly incorporated in the State of New South Wales and having its registered office at Level 53, MLC Centre, Martin Place, Sydney in the said State (hereinafter "BII") of the second part.

     WHEREAS:

     A. The Producer wishes to develop and cause to be marketed a CD-ROM interactive game entitled "Cyberswine" further described in Exhibit 1 for use on PC computers and the Sega Saturn game platform, which shall utilise the Producer's Development Tools further described in
            Exhibit 2 which shall be further developed and refined by the Producer with the assistance of the BII (hereinafter the "Project").

     B. BII being a company which specialises in computer software development has agreed for the good and valuable consideration contained herein to provide assistant production services described in the Schedule of Services contained in the Schedule hereto ("Services").

     C. The Producer has agreed to provide technical assistance to BII on the Project in the provision of the Services.

     THE PARTIES AGREE AS FOLLOWS

     1.     TERM.

            This Agreement shall be deemed to have come into operation on 1 November 1994 and subject to the rights of termination shall continue until terminated pursuant to the provisions hereof.

     2.     PAYMENT FOR SERVICES.

     2.1 The Producer will pay BII a total fee of $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION being the total budget allocated for BII for the Services to be provided ("Budget"). The Budget payments shall be performance based and payable upon provision to the reasonable satisfaction of the Producer of various aspects of the Services to be provided. The amount payable from the Budget for those part services shall be mutually agreed upon between the parties

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

            on a monthly basis taking into consideration the expenditure of resources required to be utilized by BII in its performance of those part services ("Invoice Amount"). BII shall then invoice the Producer for the Invoice Amount which shall be payable thirty (30) days from date of receipt.

     2.2 Further, the Producer shall pay to BII CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% royalties based upon the Net Revenue received by the Producer being the gross revenue actually received by the Producer from sales and exploitation of the Cyberswine software/computer program less cash and credit returns, warranty replacements, sales tax, bad debts, distress non-profit sales to reduce inventory.

     2.3 The Producer shall retain CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of the Budget and shall have no obligation to make any final payment or royalty payments until completion and delivery of the Services to the Producer's reasonable satisfaction.

     2.4 In the event of termination of this Agreement by the Producer without cause after commencement of work under this Agreement, the Producer shall pay BII a termination fee to be mutually agreed upon between the parties upon a pro-rata basis taking into consideration the Budget and the amount of approved Services provided to the Producer by BII verses the amount of total services contracted for herein.

     3.     PROJECT VARIATIONS

     3.1 BII shall immediately advise the Producer of any circumstance whereby in BII's opinion its estimates of time, costs, or achievement of Services, must be or has been substantially varied and the extent or nature of such variation.

     3.2 In the event that any circumstance whereby in BII's opinion BII's estimates of time, cost or Services specified herein and provided for in the Budget must be varied, BII shall submit to the Producer amendments to the Services and Budget for approval or rejection by the Producer in its sole discretion.

     4.     SUB-CONTRACTORS

     4.1 BII SHALL ENSURE THAT IT OBTAINS AS SOON AS PRACTICABLE FROM ANY SUB-CONTRACTOR OR CONSULTANT USED BY IT IN THE PROVISION OF THE SERVICES AN UNDERTAKING EXECUTED BY THE SUBCONTRACTOR OR CONSULTANT IN THE FORM OF EXHIBIT 1 HERETO.

     4.2 All additional royalties or fees payable through any sub-contract agreement over

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

            and above the fees and royalties payable to BII under this Agreement shall be payable through and be the sole responsibility of BII unless any contrary agreement is made in writing between the parties hereto in advance to any sub-contract agreement being entered into by BII.

     5.     CONFIDENTIALITY & TECHNOLOGY DISCLOSURE

     5.1 The Producer agrees to supply to BII the confidential information and make available its technical support personnel and such further documentation as BII shall reasonably require for the purposes of this Agreement.

     5.2 BII agrees that information disclosed by the Producer, including information acquired by BII from its inquiries to the Producer or inspection of the Producer's property, relating to the Producer's products, software, research, development, know-how or personnel, as well as information relating to the Cyberswine and Development Tools, (all being referred to herein as "the Confidential Information"), is confidential to the Producer.

     5.3 BII shall maintain the confidence of the Confidential Information and shall prevent its unauthorized dissemination or use; provided however that this Agreement shall impose no obligation on BII with respect to maintaining the confidence of Confidential Information which is at the time of disclosure hereunder, or becomes subsequently without fault on the part of BH, generally known or available by publication, commercial use or otherwise.

     5.4 BII agrees not to use the Confidential Information for purposes other than those necessary directly to further the purposes of this Agreement or as otherwise agreed herein in relation to use of the Development Tools.

     5.5 BII agrees to return all Confidential Information to the Producer forthwith upon request, howsoever the Confidential Information may be embodied at the date of such request, including but not limited to computer programs, documentation, notes, plans, drawings and any copies thereof on microfiche, magnetic tape or disk or any other medium whatsoever. In the event such medium cannot be detached from any valuable equipment, BII shall so certify and shall forthwith erase the Confidential Information so embodied and certify its erasure to the Producer within seven (7) days of the request for return being made by the Producer.

     5.6 BII hereby acknowledges that unauthorized disclosure or use of Confidential Information could cause irreparable harm and significant injury which may be difficult to ascertain. Accordingly, each party agrees that the other shall have the right to seek and obtain immediate injunctive relief from breaches of this Agreement, in addition to any other rights and remedies it may have.

     5.7 BII agrees to treat as confidential all information received from the Producer

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

            which is not information already in the public domain, or is not required by law to be disclosed. BII agrees to disclose such information only to those of its employees or subcontractors who need to know it for the performance of this Agreement.

     6.     WARRANTIES AND INDEMNITIES

     6.1 BII shall indemnify and save the Producer harmless from and against any costs, damages, loss or liability of any kind (including legal costs and disbursements in defending or settling the claim giving rise to same) howsoever suffered or incurred by the Producer by virtue of the provision of the Services or any breach of this Agreement by BII.

     6.2 In addition, BII will indemnify the Producer and hold it harmless from and against all claims, liabilities, damages, losses and expenses, including but not limited to reasonable attorneys' fees and costs of suit, arising out of or in connection with any negligent or willful act or omission of BII or BII's employees or agents which proximately causes or contributes to (a) any injury to or destruction of tangible or intangible property of the Producer's, including computer programs and data or any loss of use resulting therefrom; or (b) any violation of any statute, ordinance or regulation in the provision of the Services.

     6.3 BII acknowledges and agrees that it is obliged to report as income all compensation received by BII pursuant to this Agreement, and BII agrees to indemnify the Producer and hold it harmless to the extent of any obligation imposed on the Producer (a) to pay any withholding taxes, social security, unemployment or disability insurance or similar items, including interest and penalties thereon, in connection with any payments made to BII by the Producer pursuant to this Agreement and/or (b) resulting from BII being determined not to be an independent contractor.

     7.     INVENTIONS AND COPYRIGHT WORKS

     7.1    BII assigns to the Producer:

            (a) all inventions, models, discoveries and novel designs whether or not registrable as designs or patents created by BII or any sub-contractor of BII pursuant to this Agreement; and

            (b) the entire copyright throughout the world in all writing and literary material (including script enhancements; sound production; computer programs including but not limited to any application programs, assembler programs, microcodes, mnemonics, object and/or source codes, operating systems or any modifications or enhancements to any programs within the Project; formatting information; flow charts; programmers' notes and other documentation); art works; digital imaging; sprites; animations; model drawings and other copyright work (collectively the 'Works') created by BII or any sub-contractor of BII pursuant to the Services to be provided under this Agreement;

            whether or not in normal business hours or using varied premises or equipment in provision of the Services subject to paragraph 7.2 of this clause.

     7.2 The parties agree that they will jointly own and will both have the unfetted right to exploit at any time throughout the world any newly developed development and production techniques, being new methods and concepts employed in the development and production of the Project and which specifically exclude use of the Development Tools and any Confidential Information supplied to BII by the Producer which may be derived from either the sole effort of BII or by the joint efforts of the parties to this Agreement. This right is limited to the methods and concepts developed under this Agreement for the development and production of the Project and does not extend to give BII any right in, access to, or use of, any of the Works incorporated within the Project. The limitations contained in this sub-clause shall not operate so as to limit the rights of BII under clause 11 herein.

     7.3 BII shall both during and after engagement by the Producer do all such acts and things, and sign all such documents, as the Producer or its attorneys may reasonably request to secure the Producer's ownership or fights to the inventions, discoveries, designs or copyright works referred to in paragraph 7.1 of this clause.

     8.     AUTHOR'S MORAL RIGHTS

     8.1 BII authorizes and permits the Producer to reproduce and make adaptations to or alterations of any part of any Works (including computer programs) being prepared by BII pursuant to this Agreement, without acknowledgment of the authorship or part authorship of BII in any adaptations or alterations unless agreed to in advance by the Producer.

     8.2 The operation of this clause shall in no way effect the credit rights granted to BII under clause 10 herein.

     9.     PROVISION OF DOCUMENTATION AND SOURCE CODE BY THE CONTRACTOR

     9.1 Providing that the Producer is not in default of this Agreement, BII shall, with the cooperation of the Producer, provide to the Producer such documentation in such form relating to the Works as the Producer may require from time to time.

     9.2 The documentation to be provided by BII pursuant to this Agreement will be such that the Works will be adequately explained.

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

     9.3 BII will, at the request and expense of the Producer, provide in writing, such further documentation as is required by the Producer that is in excess of adequately explaining the Works (hereinafter "Additional Documentation") subject to an agreement being reached between the parties hereto on BII's cost of supplying the Additional Documentation.

     9.4 Forthwith upon expiration or termination of this Agreement, BII shall deliver all the Confidential Information then in its or its sub-contractor's possession and all Works (including source code of any program) to the Producer and in addition BII shall leave with the Producer all scripts, writings, records, books, drawings, note books and other documentation and things pertaining to the Works, including any extra features of the Works and further any equipment, tools or other devices owned by the Producer then in the possession of BII or any sub-contractor subject to BII's rights contained in sub-clause 7.2.

     10.    CREDITS

     10.1 The Producer shall be under no obligation to commercially exploit Cyberswine but if the Producer does so, subject to sub-clauses 10.3 and 10.5 herein, the Producer shall ensure that on the credit screens of Cyberswine, BII is given sole credit in the credit titles as "Assistant Producer" of the screenplay, such credit being in lettering equal in kind and size and having equal screentime to that given to the Animators of Cyberswine.

     10.2 Further, subject to Cyberswine's commercial exploitation as stated above, the Producer shall ensure that BII's employees and individual sub-contractors, as decided upon by BII in its sole discretion and who assisted in the provision of the Services for Cyberswine shall be given credit titles including their names and functions and such credits shall be collectively placed on a credit screens which shall have equal screentime to that given to the Animators of Cyberswine.

     10.3 In the event that BII's engagement is terminated for any reason or the Producer engages another entity or entities who provide the Services the parties shall negotiate in good faith as to credits if any which shall be given to BII. Such agreement shall be based upon the amount of approved Services provided to the Producer by BII and the amount of total services contracted for herein.

     10.4 No casual or inadvertent failure to accord BII credit in accordance with this clause shall constitute a breach of this Agreement by the Producer and BII's remedies in that event shall be confined to recovery of damages.

     11.    USE OF DEVELOPMENT TOOLS

     11.1 BII may make a written request to the Producer to use any of the Development Tools owned by the Producer in any of its own software development projects, excluding any Development Tools or parts thereof which incorporate information

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

            which has been provided by and is considered confidential information of Sega Enterprises Limited.

     11.2 Approval for use of the Development Tools shall not be unreasonably withheld by the Producer and such approval shall be mutually agreed upon between the parties:

            (a) ensuring that the proposed development project(s) of BII do not devalue or cheapen the Development Tools or their operation either financially or morally taking into consideration the Producers business operations and target markets; and

            (b) subject to an agreement being reached on the relevant royalty rate payable by BII to the Producer on each proposed development project. The royalty rate payable by BII shall be on Net Revenues as described in sub-clause 2.2 herein and shall be no greater than CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%) and no less than CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%).

            If the Producer so chooses to reject a request to use the Development Tools by BII, the Producer agrees to provide BII with a written explanation of the grounds for the rejection and BII shall have the right to resubmit revised applications for use of the Development Tools for any proposed software development project.

     12.    ROYALTIES, BOOKS OF ACCOUNT & AUDITS

     12.1 If any royalties are payable hereunder, the payer shall account to payee with regard to transactions hereunder within thirty (30) days following the conclusion of each calendar quarter. The payer hereby warrants that such statements of account to be prepared shall be true and correct. The accounts shall show in detailed form the appropriate calculations relating to the computation of the royalties.

     12.2 The payer shall pay all royalties due in Australian Dollars which shall be deposited into the bank account of the payee, the details of which shall be provided to the payer by the payee and the statement indicating such amount to be due shall be simultaneously sent to a postal address, the details of which shall be provided to the payer.

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

     12.3 The payer shall keep books of account relating to the revenues received in the exploitation of the software of any relevant project on the basis of generally accepted accounting principles which shall be maintained for a minimum period of two (2) years after the termination of the exploitation of that project or Cyberswine by the payer.

     12.4 Payee may upon fourteen (14) days notice and at its own expense, audit the applicable records at the registered office of the payer in order to verify statements rendered. Any such audit shall take place during reasonable business hours and in such a manner so as not to interfere with the normal business activities of the payer.

     12.5 All information contained in the books and records of the payer shall be kept confidential and payee agrees that such information inspected and/or copied on behalf of payee shall be used only for the purpose of determining the accuracy of the statements and shall be revealed only to such officers, directors, employees, agents and/or representatives of payee as is necessary to verify the accuracy of the statements.

     12.6 If the audit reveals an underpayment in excess of five percent (5%) of the royalties due and payable hereunder for any calendar quarter, the payer shall reimburse payee, within seven (7) days after written notification is given to the payer, for the difference and full out-of-pocket costs for any audit of the relevant books and records of the payer.

     13.    TERMINATION

     13.1   Either party may terminate this Agreement at any time if:

            (a) the other is in material breach of any warranty, term, condition or covenant of this Agreement and fails to cure that breach within thirty (30) days

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

                 after receiving written notice of that breach and the other party's intention to terminate; or

            (b) the other (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iv) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, reorganisation, liquidation, dissolution, receivership, attachment or composition for the benefit of creditors that is not dismissed with prejudice within thirty (30) days after it begins.

            Termination will become effective under section (a) automatically upon receipt of notice in the event of a breach incapable of cure, or in the case of a breach capable of cure upon the expiration of the cure period in the absence of a cure, and under section (b) immediately upon the non-terminating party's receipt of a notice of termination at any time after the specified event or the failure of the specified proceeding to be timely dismissed.

     13.2 Subject to sub-clause 2.4 herein, the Producer reserves the right to terminate this Agreement without cause, by providing BII with thirty (30) days' prior written notice:

     13.3 Neither party will be liable to the other for damages of any sort solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement will be without prejudice to any other right or remedy of either party.

     14.    EXCHANGE OF STAFF

            Neither party hereto shall without the written authorisation of the other, induce an employee of the other to leave that other's employment for the purpose of becoming an employee or contractor of the inducing party, either during the term of this Agreement or for the period of three months after the termination or expiration thereof. In the event that either party engages an employee of the other as employee or contractor during the term of this Agreement or for a period of

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

            CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION after the termination or expiration hereof, the defaulting party shall pay liquidated damages assessed in the sum of $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION for each such employee so engaged, such sum being assessed by the parties hereto as fair compensation for the loss of such employee and the cost of engaging and retraining a replacement employee or contractor.

     15.    FORCE MAJEURE

            Neither party shall be liable for any loss or damage or be deemed to be in breach of this Agreement if its failure to perform or failure to cure any of its respective obligations hereunder results from any event or circumstance beyond its reasonable control, including, without limitation, availability and use for the required purpose of the Development Tools, any natural disaster, fire, flood, earthquake, or other Act of God; shortage of equipment, materials, supplies, or transportation facilities; strike or other industrial dispute; war or rebellion; or compliance with any law, regulation, or order (whether valid or invalid) of any governmental body; provided, however, that the party interfered with gives the other party written notice thereof promptly, and, in any event, within thirty (30) working days of discovery of any such Force Majeure condition. If notice of the existence of any Force Majeure condition is provided within such period, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure event or circumstance described in such notice, except that any such cause shall not excuse the payment of any sums owed to Licensor prior to, during, or after any such Force Majeure condition.

     16.    CONCILIATION & ARBITRATION

     16.1 In the event that either party is of the view that any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, OTHER THAN any such dispute, controversy or claim between the parties hereto concerning ownership of any aspect of the Software or the licenses granted hereby ("the Dispute"), cannot be resolved by informal discussion, negotiation and agreement, the Dispute shall first be the subject of conciliation, administered by the Australian Commercial Disputes Centre Limited ("the Centre") conducted at Sydney and held in accordance with the Conciliation Rules of the Centre in force at the date of this Agreement. The Dispute shall be submitted for conciliation by either party by serving upon the other party Notice of Dispute setting out the nature of the dispute, controversy or claim and material facts in relation thereto, with a copy being sent to the Centre requesting a date for initial meeting in accordance with the Conciliation Rules.

     16.2 In the event that the Dispute is not resolved by agreement following conciliation within ninety (90) days from the date first nominated for meeting by the Centre pursuant to clause 16.1, the Dispute shall be referred to and determined by arbitration, administered by the Centre, conducted in Sydney and held under the rules of arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules. The parties shall be entitled to legal representation in such arbitration.

     16.3 Neither party hereto shall commence any action or claim in any court or other tribunal unless and until the Dispute has been referred to and determined by arbitration under clause 16.2 hereof and an award has been delivered by the arbitrator or arbitrators appointed pursuant thereto. All proposals, discussions, statements, information supplied and other matters raised during conciliation and arbitration under this clause shall be confidential and without prejudice to any claim or proceeding subsequently made or brought by either party.

     17.    SURVIVAL

     17.1 Unless otherwise specifically provided hereunder, payment and indemnification obligations, representations, warranties and any accrued rights shall survive the expiration or termination of this Agreement including without limitation BII's rights to exploit the Development Tools provided for under clause 11.

     17.2 BII's rights to royalties hereunder shall not survive this Agreement for termination with cause by the Producer as provided for under sub-clause 13.1.

     18.    GENERAL PROVISIONS

            The relationship between the parties is independent and neither party is a legal representative, agent, joint venturer, partner, or employee of the other for any purpose whatsoever. This Agreement constitutes the entire agreement between the parties. Neither of the parties may assign this Agreement without the prior written authorisation of the other. In the event that any part of this Agreement is determined invalid or unenforceable, that part shall be enforced to the extent possible consistent with the intention of the parties, or, if unenforceable, deemed deleted from this Agreement, while the remainder continues in full force and effect. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance. All notices sent to either of the parties shall be in writing to the address stated in the preamble hereof and shall be effective upon the date of receipt. This Agreement shall be construed and governed in accordance with the laws of the State of New South Wales, Australia.

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

            WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year herein before written.

Sega Ozisoft Pty Limited                 Brilliant Interactive Ideas Pty Limited
------------------------                 ---------------------------------------


/s/ Kevin Bermeister                     /s/ Mark Miller
----------------------------------       ---------------------------------------
Name: /s/ Kevin Bermeister               Name: Mark Miller
Title: Managing Director                 Title: Managing Director

/s/ Damon Pembroke                       /s/ Belinda Martin
----------------------------------       ---------------------------------------
Witness: Damon Pembroke                  Witness: Belinda Martin

                                   SCHEDULE
                                   --------

A.   SCHEDULE OF SERVICES

1. BII will render such services as the Producer may from time to time request in writing in connection with the development and production of the Project and Development Tools, whereby BII will provide various technical assistance and development aids and techniques including but not limited to creative direction and general Project management. BII without limiting the generality of the foregoing, will be responsible for the following:

     (a) provision of project management with regard to the development of Cyberswine;

     (b) production of Cyberswine using the Development Tools provided by the Producer including but not limited to;

            (i) lay-up and placement of models, sound and cameras within the relevant Development Tools,

            (ii) sound production, post production within the relevant Development Tools,

     (c)    preparation of creation of 3D studio animation fries for Cyberswine;

     (d) Cyberswine script enhancements, alterations and polish as required by Producer;

     (e) modification and enhancement of texture maps, models, animation and sound supplied to BII by third party animators for inclusion into Cyberswine;

     (f)    sampling of music/sound effects for Cyberswine;

     (g) liasing with and direction of third party animators for the supply of libraries of motion capture and models to be used in the production of Cyberswine;

     (h) provision of creative input and technical direction for the development of Cyberswine;

     (i) Alpha and Beta testing and delivery of a Beta copy of Cyberswine for evaluation and approval by Producer;

     (j) premastering and delivery of final Golden Master of Cyberswine for use on PC computer hardware (inclusive of required interactivity and gameplay, final graphics and layed-up scenes) ready for commercial replication and exploitation by the Producer;

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

     (k) provision of creative input and technical direction for the on going development of Development Tools;

     (l) evaluation, review and testing of the Development Tools and provision of written reports on the results of such testing including but not limited to Alpha testing, bug reports and suggestions for ongoing development, maintenance, enhancements and modifications of the Development Tools.

2. BII also agrees to train the Producer's development personnel in the use of those development aids and techniques used by BII and necessary for the development and production of the Project for additional remuneration based on time and materials at a rate to be agreed upon in advance between the parties.

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

B.   REPORTING

            BII shall provide reports detailing the Services completed or provided in such a manner and form, and at such times as mutually agreed to between the parties.

C.   ACCEPTANCE PROCEDURE

1. Upon delivery of any Works required to be delivered by BII in the provision of the Services pursuant to the Project (hereinafter a "Deliverable Item"), the Producer shall have CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) business days to examine and test the delivered item to determine whether it conforms to the reasonable requirements of the Producer for its intended use. The Producer will notify BII of the Producer's acceptance or rejection of the Deliverable Item and, in the case of any rejection, will provide BII with a reasonably detailed list of deficiencies in the Deliverable Item. If the Producer fails to notify BII of the Producer's acceptance or rejection within such period, the Deliverable Item shall be deemed to be accepted by the Producer. In the case of a rejection, BII will use diligent efforts to correct the deficiencies and will promptly resubmit the Deliverable Item, as connected, within a reasonable time period based upon the nature of the problem and mutually agreed to between the parties. This procedure will iterate until the Producer either accepts the Deliverable Item or elects to complete or have completed the Deliverable Item.

2. In the event that Producer withholds approval of any Deliverable Item and elects to have it completed by a third party, the Producer may deduct an amount equal to reasonable compensation for such specialists efforts (including any compensation payments made to any non-employee specialists) from any payments due to BII under this Agreement.

                                   EXHIBIT 1

                   ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

BII should photocopy this Exhibit, deleting the "EXHIBIT 1" line and this italicized note, and then have such copies executed by each employee, consultant or other contractor working on the Works or Services by BII. A copy of such executed agreement shall be sent to the Producer as soon as possible.

THIS ASSIGNMENT is made on _________________ 19 ___.

BETWEEN     (Name & Address) _______________________________________
            (hereinafter the "Sub-contractor") of the first part, the "Sub-contractor") of the first part,

AND: BRILLIANT INTERACTIVE IDEAS PTY LIMITED A.C.N. 061 228 668 a Producer duly incorporated in the State of New South Wales and having its registered office at Level 53, MLC Centre, Martin Place, Sydney in the said State (hereinafter the "BII") of the second part

WHEREAS:

A. The Sub-contractor has been requested to provide technical consulting services and/or author or co-author additions and modifications to certain computer programs and other works described in the Schedule hereto and may create adaptations, notes, flow charts, diagrams, drafts and explanatory memoranda and related literary and artistic works including source and object codes derived from or incidental to the said program(s) (herein referred to as "Works").

B. The work to be done by the Sub-contractor for BII shall be done in connection with the Contract for Assistant Production Services agreement between Sega Ozisoft Pty Limited (the "Producer") and BII dated as of __________, 199__ (the "Development Agreement").

C. The Producer is directing the project pursuant to which the Works shall be created and accordingly the parties wish to ensure that the copyright subsisting in the Works rests with the Producer being the third party beneficiary to this Agreement.

NOW THIS DEED WITNESSES as follows:

1. In consideration of the sum of one dollar ($1.00) paid to the Sub-contractor by BII (receipt whereof is hereby acknowledged), the Sub-contractor hereby assigns to the Producer the entire copyright throughout the world and all other rights of a like nature including all moral rights subsisting or conferred in respect of the Works by the law in force in any part of the world AND FURTHER assigns to the Producer the copyright and all other rights of a like nature belonging to the Sub-contractor which may be conferred or subsist in any alterations or addition to the Works or other literary or artistic works created at any time at the request or direction of BII pertaining to the Development Agreement.

2. The Sub-contractor acknowledges that the Works and all and any information relating to the business or data of BII and/or the Producer which may be or has been acquired by the Sub-contractor are confidential to the either of those parties and the Subcontractor shall not divulge, communicate or in any manner publish the Works or Information except as the relevant party(s) may in writing authorise and direct from time to time.

3. The Subcontractor acknowledges that the Producer is a third party beneficiary of this Agreement, and has full right to bring any action against the Subcontractor, including injunctive action, to enforce the terms herein.

4. This Agreement will be interpreted in accordance with the laws of the New South Wales.

SCHEDULE
--------

Name of Software:

1    ____________________________________________

2    ____________________________________________

3    ____________________________________________

4    ____________________________________________


WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year herein before written.

                                        Brilliant Interactive Ideas Pty Limited
______________________________          ---------------------------------------


______________________________          ________________________________________
Name:                                   Name:

Title:                                  Title:
______________________________          ________________________________________
Witness:                                Witness:


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